UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIG 5 SPORTING GOODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

BIG 5 SPORTING GOODS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 536-0611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGFV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

NOTICE OF RESCHEDULED SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, SEPTEMBER 26, 2025

To the Stockholders of Big 5 Sporting Goods Corporation,

Big 5 Sporting Goods Corporation (which we refer to as “Big 5”) has rescheduled the special meeting of holders of common stock of Big 5 (who we refer to as “Big 5 stockholders”), previously scheduled to be held on September 23, 2025, at 10:00 a.m. Pacific Time, at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA (which we refer to as the “Big 5 Special Meeting”). The Big 5 Special Meeting will now be held on September 26, 2025, at 10:00 a.m. Pacific Time, at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA for the following purposes:

(1)

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement” or “Agreement”), dated as of June 29, 2025, by and among Big 5; Worldwide Sports Group Holdings LLC, a Delaware limited liability company (“Parent”); WSG Merger LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Parent (“Merger Sub”); and, solely for purposes of Section 9.13 of the Merger Agreement, Worldwide Golf Group LLC, a Delaware limited liability company (“Guarantor” or “Worldwide”), pursuant to which Merger Sub will be merged with and into Big 5, with Big 5 surviving as a wholly owned subsidiary of Parent (the “Merger”);

(2)

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Big 5’s named executive officers that is based on or otherwise relates to the Merger; and

(3)

To consider and vote on a proposal to approve the adjournment of the Big 5 Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Big 5 Special Meeting.

In connection with the rescheduled Big 5 Special Meeting, the record date of August 7, 2025 remains unchanged. Only Big 5 stockholders of record as of that date are entitled to notice of, and to vote at, the Big 5 Special Meeting, or any adjournment or postponement of the Big 5 Special Meeting. A list of stockholders entitled to vote at the Big 5 Special Meeting is available for inspection at the principal executive offices of the Company, 2525 East El Segundo Boulevard, El Segundo, California 90245, during regular business hours. Approval of the merger proposal requires the affirmative vote of holders of a majority in voting power of the outstanding shares of common stock, $0.01 par value per share, of Big 5 (which we refer to as “Big 5 common stock”), entitled to vote thereon. Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Big 5 common stock which are present in person or by proxy at the Big 5 Special Meeting and entitled to vote thereon.

The board of directors of Big 5 (which we refer to as the “Big 5 Board of Directors”) has unanimously adopted the merger agreement, has determined that the merger, on the terms and conditions set forth in the merger agreement, is advisable and in the best interests of Big 5 and its stockholders, and unanimously recommends that Big 5 stockholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Your vote is very important. Big 5, Parent and Merger Sub cannot complete the merger unless Big 5’s stockholders adopt the merger proposal.

Regardless of whether you plan to attend the Big 5 Special Meeting, please vote as soon as possible by following the voting procedures described on the proxy card. If you do not vote on the merger proposal, it will have the same effect as a vote by you against the merger proposal.

The enclosed proxy statement provides a detailed description of the Big 5 Special Meeting, the merger, the documents related to the merger and other related matters. We urge you to read the proxy statement, including any documents incorporated in the proxy statement by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer

SUPPLEMENT TO THE DEFINITIVE MERGER PROXY STATEMENT

This is a supplement to the definitive merger proxy statement (the “Supplement”) on Schedule 14A filed by Big 5 Sporting Goods Corporation, a Delaware corporation (“Big 5”, “we” or “our”), with the Securities and Exchange Commission (“SEC”) on August 8, 2025 (as supplemented from time to time, the “Definitive Merger Proxy Statement”).

The information contained on this Schedule 14A is incorporated by reference into the Definitive Merger Proxy Statement. The Definitive Merger Proxy Statement was filed in connection with the special meeting of Big 5 stockholders (the “Big 5 Special Meeting”) for the following purposes:

(1)

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement” or “Agreement”), dated as of June 29, 2025, by and among Big 5; Worldwide Sports Group Holdings LLC, a Delaware limited liability company (“Parent”); WSG Merger LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Parent (“Merger Sub”); and, solely for purposes of Section 9.13 of the Merger Agreement, Worldwide Golf Group LLC, a Delaware limited liability company (“Guarantor” or “Worldwide”), pursuant to which Merger Sub will be merged with and into Big 5, with Big 5 surviving as a wholly owned subsidiary of Parent (the “Merger”);

(2)

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Big 5’s named executive officers that is based on or otherwise relates to the Merger; and

(3)

To consider and vote on a proposal to approve the adjournment of the Big 5 Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Big 5 Special Meeting.

All page references in the information below are to the pages in the Definitive Merger Proxy Statement and, unless the context otherwise requires, all capitalized terms used but not defined below have the meanings ascribed to them in the Definitive Merger Proxy Statement. This Supplement is being filed by Big 5 with the SEC to supplement certain information contained in the Definitive Merger Proxy Statement and should be read in conjunction with the Definitive Merger Proxy Statement, which should be read in its entirety. Except as otherwise set forth below, the information set forth in the Definitive Merger Proxy Statement remains unchanged. The Big 5 Board of Directors unanimously recommends that stockholders vote “FOR” Proposals 1-3 described above. If you have not already submitted a proxy for use at the Big 5 Special Meeting since the distribution of the Definitive Merger Proxy Statement, you are urged to do so promptly by telephone or via the internet by following the instructions on the enclosed proxy card or voting instruction form. These additional definitive materials do not affect the validity of any proxy card or voting instructions that Big 5 stockholders may have previously received or delivered following the distribution of the Definitive Merger Proxy Statement. No action is required by any Big 5 stockholder who has previously delivered a proxy or voting instructions following the distribution of the Definitive Merger Proxy Statement and who does not wish to revoke or change that proxy or voting instructions. For any Big 5 stockholder that previously delivered a proxy or voting instructions and wishes to change its vote, you must subsequently deliver a validly executed, later dated proxy to Big 5 or instruct your bank, broker or other agent to deliver a proxy to Big 5, which will revoke your previous proxy, and your previous proxy will be disregarded.

If you have any questions concerning the Merger, the Special Meeting or the accompanying Supplement to the Proxy Statement or require assistance in submitting your vote for the Special Meeting, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders May Call: (877) 687-1873 (toll-free from North America) or +1 (412) 232-3651 (from other countries)

Banks and Brokerage Firms May Call Collect: (212) 750-5833

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE MERGER PROXY STATEMENT

The disclosure in the Definitive Merger Proxy Statement in the section “The Merger—Background of the Merger” beginning on page 35 is hereby amended and supplemented by adding the following paragraphs to the end of the section on page 43 as follows:

On September 20, 2025, Party A submitted to the Company an updated proposal to acquire all of the outstanding Shares of the Company for a purchase price of $1.60 per Share (the “September 20 Proposal”). The September 20 Proposal included an updated, unsigned draft of Party A’s proposed debt commitment papers, an equity commitment letter representing half of Party A’s proposed equity commitments, a proposed sources and uses, and a proposed mark-up of the merger agreement, which included, among other changes, a condition to closing that would allow Party A not to close (or pay the Company a reverse termination fee) if either equity commitment was no longer in full force and effect or was amended, if either equity financing source failed to confirm its obligation to provide the equity financing in accordance with the terms of the applicable equity commitment letter, or if any event had occurred or any condition existed that, with or without notice, the lapse of time, or both, would reasonably be expected to cause the equity financing contemplated thereby to be unavailable on the closing date. The September 20 Proposal also contemplated a new equity partner to provide, on a several basis, half of the proposed equity commitments, but no equity commitment letter or limited guarantee was provided. In compliance with the Merger Agreement, the Company promptly notified Worldwide of the September 20 Proposal.

Later that day, the Board held a meeting with representatives of the Company’s management, Moelis, and Latham present to discuss, among other things, the September 20 Proposal.

As part of these discussions, the Board discussed Party A’s lack of engagement and progress in remedying previously identified issues with its proposal since its prior proposal in late July, and during the broader strategic review process to date, despite significant engagement from the Company to seek to remedy those deficiencies, the limited experience of Party A in transactions of this nature and the limited engagement with the Company on due diligence by Party A and its financing sources, the lack of equity provided by Party A or its principals, and other concerns regarding the credibility of Party A and the feasibility of consummating the transaction contemplated by the September 20 Proposal. The Board also considered the timing of the September 20 Proposal, particularly in light of the fact that it was submitted just one business day prior to the original date of the Special Meeting, despite emphasizing the importance of speed to Party A throughout the months-long process.

The Board also identified several key deficiencies in the content of the September 20 Proposal, including, among others, the fact that the debt commitment papers were not executed, and no drafts were provided for half of the equity commitment or the limited guaranty, material inconsistencies in Party A’s sources and uses, including items that call into question Party A’s ability to close, and understated uses necessary to capitalize the Company, the inappropriate, new conditionality imposed in the draft merger agreement, the size of the proposed reverse termination fee relative to the costs and potential harm to the Company if the transaction were unsuccessful, and that Party A provided inadequate evidence of available and committed capital of the entities contemplated to provide the equity commitments.

The Board also discussed the potential timing if the Company were to engage in a transaction with Party A, including that, given the continued deficiencies in the September 20 Proposal, the lack of responsiveness from Party A, the mechanics under the Merger Agreement, the proxy statement rules and the stockholder meeting, any such transaction would not be able to close until significantly later than the revised date of the Special Meeting. The Board also discussed in detail with management the Company’s expected increase in indebtedness, the growing challenges facing the Company from an operational perspective during the pendency of a transaction and the risks posed by significant delays to the closing of a sale transaction, including risks related to jeopardizing the Merger, which could adversely affect our business, prospects, or financial condition.

At the conclusion of the meeting, the Board expressed support for the Company’s advisors to provide feedback on the September 20 Proposal to Party A, but to continue to seek to consummate the Merger as promptly as practicable.

Representatives of Party A continue to engage with the Company, including to seek to propose revisions to the September 20 Proposal to address certain deficiencies communicated to Party A, but Party A has not substantially resolved the deficiencies reflected therein.

***

On September 22, 2025, the Company issued the following press release:

BIG 5 SPORTING GOODS CORPORATION POSTPONES SPECIAL MEETING OF STOCKHOLDERS; URGES STOCKHOLDERS TO CONTINUE VOTING “FOR” THE MERGER AND RELATED PROPOSALS AT THE SPECIAL MEETING

•

$1.45 per share all-cash consideration contemplated by the proposed merger with Worldwide Golf (the “Merger”) is the conclusion of an eight-month process with multiple parties that resulted in three proposals.

•	Postpones Special Meeting of Stockholders to September 26, 2025.

•

Your vote is very important, regardless of the number of shares that you own. The transaction cannot be completed unless the Merger proposal is approved by the holders of at least a majority of the issued and outstanding shares of Big 5 common stock.

•	Independent proxy advisory firms ISS and Glass Lewis both recently issued recommendations in favor of the Merger.

•	Previously submitted votes remain valid with no further action required.

•	If you have any questions about voting, please call Innisfree, our proxy solicitor, toll-free at (877) 687-1873 if in North America, or +1 (412) 232-3651 from other countries.

•	Vote online at www.proxyvote.com using the information on your proxy card.

EL SEGUNDO, Calif., September 22, 2025 (GLOBE NEWSWIRE) – Big 5 Sporting Goods Corporation (Nasdaq: BGFV) (“Big 5”), a leading sporting goods retailer, today announced that, in light of the fact that a material amount of shares have yet to vote, Big 5’s Board of Directors (the “Board”) has determined to postpone the Special Meeting of Stockholders to September 26, 2025.

While the overwhelming majority of shares voted to date have been in favor of the Merger proposal, a material number of shares have yet to vote. Every vote matters – the Merger proposal requires the affirmative vote of a majority of the issued and outstanding shares of Big 5 common stock.

The Board unanimously recommends that stockholders vote FOR the Merger proposal.

Independent proxy advisory firms ISS and Glass Lewis both recently issued recommendations in favor of the Merger proposal.

“Our engagement with multiple parties over the course of eight months resulted in three proposals, and the Board unanimously determined that the transaction with Worldwide Golf and Capitol Hill Group represents the highest value reasonably obtainable for Big 5 shares for the foreseeable future, relative to our stand-alone business strategy and general financial condition,” said Steven G. Miller, Chairman, President and CEO.

“The $1.45 per share all-cash consideration represents a premium of approximately 36% to the 60-day volume-weighted average trading price prior to the announcement. The approval of this transaction will allow stockholders to maximize value and mitigate the uncertainties of remaining a standalone public company.”

Mr. Miller concluded, “I encourage all of our stockholders, no matter how many shares they hold, to make their voices heard and vote ‘FOR’ the proposals related to the merger. Your support is essential to completing this transaction, which we believe will maximize value for all of our stockholders.”

If you have not already submitted a proxy for use at the Special Meeting, please vote your shares “FOR” the merger and related proposals using the proxy card that was previously distributed to stockholders.

For assistance with voting your shares, please contact Innisfree, proxy solicitor, at (877) 687-1873, toll-free if in North America, or +1 (412) 232-3651 from other countries. Vote online or by telephone by following the instructions set forth on your proxy card.

The proxy materials for the Special Meeting can be found online within the “SEC Filings” section of Big 5’s investor relations website at https://www.big5sportinggoods.com/store/company/investorrelations

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the western United States, currently operating 410 stores under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 12,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, home recreation, tennis, golf, and winter and summer recreation.

***

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the proposed acquisition of Big 5 Sporting Goods Corporation (“Big 5”) and the expected timing thereof. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on Big 5, Worldwide Golf and Capitol Hill Group’s management’s current expectations, estimates, projections, beliefs and assumptions made by Big 5, Worldwide Golf and Capitol Hill Group, all of which are subject to change. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Big 5, Worldwide Golf and Capitol Hill Group’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements and you should not place undue reliance on any such statements, and caution must be exercised in relying on forward-looking statements. The following factors could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed merger may not be completed in a timely manner or at all or that the approval of Big 5’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for Big 5 will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Big 5 to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the merger on Big 5, Worldwide Golf or Capitol Hill Group’s ability to retain and hire key personnel, or their respective operating results and business generally, (vii) there may be liabilities related to the merger that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (viii) the merger may result in the diversion of Big 5, Worldwide Golf or Capitol Hill Group’s management’s time and attention to issues relating to the merger; (ix) there may be significant transaction costs in connection with the merger; (x) legal proceedings or regulatory actions may be instituted against Big 5, Worldwide Golf or Capitol Hill Group following the announcement of the merger, which may have an unfavorable outcome; (xi) Big 5’s stock price may decline significantly if the merger is not consummated; (xii) the ability of Worldwide Golf and Capitol Hill Group to integrate and implement their respective plans, forecasts and other expectations with respect to Big 5’s business after the completion of the proposed transaction and realize additional opportunities for growth and innovation; (xiii) Big 5, Worldwide Golf and Capitol Hill Group’s ability to implement their respective business strategies; (xiv) the risks related to Worldwide Golf and Capitol Hill Group’s financing of the proposed transaction; and (xv) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or current or future pandemics or epidemics, as well as Big 5, Worldwide Golf and Capitol Hill Group’s response to any of the aforementioned factors. In addition, a number of other important factors could cause Big 5’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including, but not limited to, those important factors discussed under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Big 5’s Annual Report on Form 10-K for its fiscal year ended December 29, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Big 5, each as filed with the SEC, as such factors may be updated from time to time in Big 5’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of Big 5’s website at https://www.big5sportinggoods.com/store/company/investorrelations. These risks should not be considered a complete statement of all potential risks and uncertainty, and are discussed more fully, along with other risks associated with the proposed transaction, in the Proxy Statement filed with the SEC in connection with the proposed transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, Big 5 does not undertake any obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing Big 5’s views as of any date subsequent to the date of this communication.

Additional Information

In connection with the proposed Merger, the Company filed with the SEC the Proxy Statement. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by the Company at the SEC’s website at www.sec.gov and at Big 5’s website at https://www.big5sportinggoods.com/store/company/investorrelations.

Participants in the Solicitation

Big 5 and certain of its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding Big 5’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Big 5’s proxy statement for its 2025 annual meeting of stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on April 23, 2025, and is set forth in the Proxy Statement filed and other materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). To the extent holdings of Big 5’s securities by its directors or executive officers have changed since the amounts set forth in the Annual Meeting Proxy Statement or the Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Investors and security holders may obtain free copies of these documents using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

By:	/s/ Barry D. Emerson
Name:	Barry D. Emerson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: September 22, 2025